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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372,
33-83262, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264, 333-59951,
333-31851, 333-31853, 333-59949, 333-59947, 33-83266, 333-44482, 333-38902,
333-76730, 333-76732 and 333-76734) of Computer Network Technology Corporation on Form S-8 of our reports dated February 25, 2002, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for the years ended January 31, 2002 and 2001, the year ended December 31, 1999, and the one month transition period ended January 31, 2000 and the related financial statement schedule, which reports appear in the January 31, 2002 annual report on Form 10-K of Computer Network Technology Corporation.

                                            /s/ KPMG LLP



Minneapolis, Minnesota
April 24, 2002